Exhibit 10.25

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                    This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of October 10, 2002, by and among BLACKROCK, INC., a Delaware corporation (together with any successor, “BlackRock”), PNC ASSET MANAGEMENT, INC. a Delaware corporation (together with any successor and with any assignee or group of assignees (treated for this purpose as a single assignee) that holds or beneficially owns at least a majority of the voting power of BlackRock’s Common Stock, “PAM”), and the director(s) of BlackRock nominated by the BlackRock Management Committee (“Management Committee Directors”), amending and supplementing the Amended and Restated Stockholders Agreement, dated as of September 30, 1999 (the “Stockholders Agreement”), among BlackRock, PAM and the Employee Stockholders.  Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Stockholders Agreement.

RECITALS:

                    WHEREAS, BlackRock, PAM and the Management Committee Directors have agreed to make certain amendments to the Stockholders Agreement;

                    WHEREAS, pursuant to Section 7.6 of the Stockholders Agreement, the Stockholders Agreement may be amended by written agreement of BlackRock, PAM and the Management Committee Directors;

                    WHEREAS, on the terms and conditions set forth herein, BlackRock, PAM and the Management Committee Directors have agreed to amend the Stockholders Agreement as provided herein; and

                    WHEREAS, BlackRock, PAM and the Management Committee Directors have duly authorized the execution and delivery of this Amendment and have done all things necessary to make this Amendment a valid agreement in accordance with its terms;

                    NOW, THEREFORE, the parties hereby agree as follows:

Section 1.  Amendment of Certain Definitions.

EXHIBIT 10.25

          (a)     In Section 1.6 of the Stockholders Agreement, the definition of “Change of Control of PNC” is hereby amended to read as follows:

““Change of Control of PNC” shall have the meaning assigned to such term in the Initial Public Offering Agreement, dated as of September 30, 1999 and amended as of October 10, 2002 (the “IPO Agreement”), as in effect on the date hereof.

          (b)     In Section 1.7 of the Stockholders Agreement, the definition of “Change of Control of BlackRock” is hereby amended to read as follows:

““Change of Control of BlackRock” shall have the meaning assigned to such term in the IPO Agreement, as in effect on the date hereof.”

Section 3.  Amendment to Section 4.11.

          Section 4.11 of the Stockholders Agreement is hereby amended to read as follows:

“4.11       Nothing in Section 4.2 of this Agreement shall be deemed to prohibit PNC, any PNC Affiliate or PAM and its affiliates from effecting a distribution (including, but not limited to, a spin-off or a split-off) of BlackRock Common Stock held by such entity to the public stockholders of PNC, PAM or any parent company of PNC or PAM, as the case may be (a “Distribution”).  Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall have any rights set forth in this Article 4 with respect to any (x) Distribution or (y) transaction undertaken by PAM pursuant to Section 3.3(b)(1)(z) of the IPO Agreement.”

Section 4.  Amendments to Section 6.2.

          Section 6.2(b) of the Stockholders Agreement is hereby amended by the addition of the following sentence at the end of such subsection:

“Notwithstanding the preceding sentence, in the event that PAM ceases to own any shares of Class B Common Stock as a result of the conversion of such shares to shares of Class A Common Stock in accordance with the provisions of Section 3.3(b)(1)(x) of the IPO Agreement, all rights and obligations of PAM set forth in this Agreement shall terminate only upon termination of the Voting Trust Agreement contemplated by the IPO Agreement.

Section 5.  Amendments to Section 6.3.

          Section 6.3 of the Stockholders Agreement is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding the foregoing, no Person who receives shares of Class B Common Stock as a result of a Distribution shall be required to or shall be entitled to become a party to this Agreement.”

Section 6.  Ratification.

          Except as expressly affected by the provisions hereof, the Stockholders Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Stockholders Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Stockholders Agreement as amended by this Amendment.

Section 7.  Effect of Headings.

          The Section headings herein are for convenience of reference only and shall not effect the construction hereof.

Section 8.  Governing Law.

          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

Section 9.  Counterparts.

          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

BLACKROCK, INC.

By:	/s/ LAURENCE D. FINK

Name:	Laurence D. Fink
Title:	Chairman and Chief Executive Officer

PNC ASSET MANAGEMENT, INC.

By:	/s/ JAMES E. ROHR

Name:	James E. Rohr
Title:	Chairman and Chief Executive Officer

DIRECTORS

/s/ LAURENCE D. FINK

Laurence D. Fink

/s/ RALPH L. SCHLOSSTEIN

Ralph L. Schlosstein

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